UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
July 10, 2025
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed as an amendment (this "Amendment No. 1") to the Current Report on Form 8-K filed by CaliberCos Inc. (the "Company") with the Securities and Exchange Commission on July 8, 2025 (the "Original Report") to describe the employment agreement entered into between the Company and Mr. Gregory Randolph James (“Mr. James”). Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. James’s appointment as Chief Operating Officer, the Company entered into an employment agreement with Mr. James on July 10, 2025, effective July 7, 2025 (the "Employment Agreement"). The term of employment under the Employment Agreement is one year, and the term will automatically renew for an additional one year terms unless either party notifies the other at least 30 day prior to the term. Pursuant to the Employment Agreement, Mr. James’s annual base salary will be $325,000 per year (“Base Compensation”). Mr. James will be eligible to earn a bonus of up to 125% of his Base Compensation. In addition, Mr. James will be eligible to receive restricted stock and/or stock options from time to time at the sole discretion of the Compensation Committee (the “Compensation Committee”) and the Board of Directors of the Company (the “Board”).

Mr. James is eligible to participate in such executive benefit plans and programs as the Company may from time to time offer or provide to executives of the Company at similar levels. Mr. James will also be entitled to reimbursement of expenses he reasonably incurs in connection with the performance of his duties in accordance with the Company’s policies with respect thereto.

Following the termination of the employment of Mr. James under the circumstances described below, the Company will pay Mr. James in accordance with its regular payroll practices the following compensation and provide the following benefits:

•Termination by the Company for Cause. In the event that Mr. James's employment is terminated by the Company for cause, Mr. James will not be entitled to compensation, pro rata bonus or other benefits.

•Termination by the Company Without Cause. In the event that Mr. James's employment is terminated by the Company without cause, Mr. James will be entitled to receive his Base Compensation, any pro rata bonus, 75% of his unvested time based stock awards (but not any performance based stock awards which shall be deemed forfeited) may be accelerated on an abbreviated schedule at the discretion of the Company, and any expenses incurred through the date of termination. Mr. James will be entitled to receive a severance payment of his current Base Compensation for six (6) months.

•Voluntary Resignation by Executive for Good Reason. In the event of Mr. James's resignation for Good Reason, Mr. James will be entitled to receive his Base Compensation, any pro rata Bonus, 75% of his unvested time based stock awards (but not any performance based stock awards which shall be deemed forfeited) may be accelerated on an abbreviated schedule at the discretion of the Company, and any expenses incurred through the date of termination. Mr. James will be entitled to receive a severance payment of his current Base Compensation for six (6) months.

•Resignation. In the event Mr. James resigns from the Company regardless of circumstances or reason, Mr. James shall be entitled to receive only the Base Compensation and bonus earned through the effective date of his resignation.

The summary of the Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement between CaliberCos Inc. and Gregory Randolph James
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: July 15, 2025

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chief Executive Officer